                                                            EXHIBIT 8.1

                                NIXON PEABODY LLP
                                Attorneys at Law
                                 Clinton Square
                              Post Office Box 31051
                         Rochester, New York 14603-31051
                                 (585) 263-1000
                               Fax: (585) 263-1600

                                 August 18, 2005

Home Properties, Inc.
850 Clinton Square
Rochester, New York 14604

Ladies and Gentlemen:

     We  have acted as counsel  to  Home  Properties, Inc.  (the  "Company")  in connection with certain matters relating to its  Registration  Statement on Form
S-3 (the "Registration  Statement") filed today with the Securities and Exchange
Commission for the purpose of  registering  under the Securities Act of 1933, as amended,  306,933 shares of its common stock,  par value $.01 per share ("Common
Stock"),  which may be issued  from  time to time to the  "Selling  Shareholder"
named in the  prospectus  ("Prospectus")  forming a portion of the  Registration
Statement in exchange for units in Home  Properties,  L.P. (the "Units") held by such Selling  Shareholder.  This opinion  relates to the accuracy of information set  forth  under  the  caption  "FEDERAL  INCOME  TAX  CONSIDERATIONS"  of  the
Prospectus.  All  capitalized  terms used but not defined  herein shall have the meaning ascribed to them in the Registration Statement.

     We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements,
certificates   of  public   officials,   certificates   of   officers  or  other
representatives  of the  Company,  and such other  documents,  certificates  and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein,  including (i) the Articles of  Incorporation of the  Company,  as amended  to the date  hereof,  and (ii) the  By-Laws of the
Company,  as amended to the date hereof. As to questions of fact material to our opinions  expressed  herein, we have, when relevant facts were not independently established,  relied upon  certificates  of, and information  received from, the
Company   and/or   officers  of  the  Company.   We  have  made  no  independent
investigation of the facts stated in such  certificates or as to any information received from the Company and/or  officers of the Company and do not opine as to the accuracy of such factual matters.

     Based upon our  examination  of the  foregoing  items,  and  subject to the assumptions,  exceptions,  limitations and qualifications set forth therein,  we are of the  opinion  that the  discussion  in the  Prospectus  under the caption
"FEDERAL  INCOME TAX  CONSIDERATIONS"  fairly  summarizes the federal income tax considerations  that are likely to be material to purchasers of the Common Stock who are United  States  citizens or residents and who are not subject to special treatment under the tax laws.

     Our opinions  expressed herein are based upon our interpretation of current
provisions  of  the  Code  and  existing  judicial   decisions,   administrative
regulations and published  rulings and procedures.  Our opinions are not binding upon the Internal  Revenue  Service or courts and there is no assurance that the
Internal  Revenue  Service will not  successfully  challenge the conclusions set forth therein.  No assurance can be given that future  legislative,  judicial or administrative  changes,  on either a prospective or retrospective  basis, would not adversely affect the accuracy of the conclusions  state herein. We undertake no  obligation  to advise you of  changes in law which may occur  after the date hereof.

     We hereby consent to the reference to us under the caption "LEGAL  MATTERS"
in the Registration  Statement,  and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the  Securities  Act of 1933, as amended,  with respect to any part of the Registration Statement.

     This  opinion is  furnished  to the Company and is solely for its  benefit.
This opinion is limited to the matters stated  herein,  and no opinion or belief is implied or may be inferred beyond the matters  expressly stated herein.  This opinion may not be relied upon by any other person or for any other  purpose and may not be referred to or quoted from without our prior written consent.

                                                     Very truly yours,
                                                     /s/ Nixon Peabody LLP